FOR IMMEDIATE RELEASE	FOR MORE INFORMATION
Thursday, April 10, 2014	CONTACT: Jack Zoeller,
President & CEO, Cordia Bancorp
804-763-1333

NEWS RELEASE

Cordia Bancorp Completes $15 Million Capital Raise

to Support Bank of Virginia Growth

MIDLOTHIAN, Va., April 10, 2014 (GLOBE NEWSWIRE) -- Cordia Bancorp Inc. ("Cordia") (Nasdaq: BVA), parent company of Bank of Virginia, today announced the closing of a $15.4 million capital raise through the sale of convertible preferred stock to institutional and individual investors. All of Cordia’s directors as well as its senior executive officers invested in the offering. The capital will be used primarily to support organic and strategic growth at Bank of Virginia.

“Today’s transaction will roughly double the equity capital of Cordia and position Bank of Virginia for a significant new phase of growth,” said Jack Zoeller, the President & Chief Executive Officer of Cordia. “We anticipate continuing the expansion of our commercial and consumer lending, which grew last year by 22%, and strengthening our footprint in Greater Richmond, including two new full-service branches in Chesterfield County and Colonial Heights in the near future.”

The preferred stock will convert mandatorily into voting and nonvoting common stock upon approval by Cordia’s shareholders, which will be sought at its upcoming annual meeting. Under the transaction agreements, Cordia has 120 days after the closing of the offering to obtain the required shareholder approvals, which will automatically trigger the conversion of the preferred stock into common stock. The conversion price will be $4.25 per BVA common share. The number of new BVA common shares to be issued upon conversion would be 3,629,871.

The 30-day trailing average closing price for BVA common stock on NASDAQ is $4.28 per share.

The transaction structure is expected to preserve a substantial majority of Cordia’s deferred tax asset, which at December 31, 2013 totaled $6.7 million, all of which was offset by a valuation allowance. Cordia anticipates being able to recapture the value of this deferred tax asset when the applicable accounting criteria are met.

The lead institutional investor in the transaction is a fund managed by Tricadia Capital Management, LLC (“Tricadia”), New York, NY, which invested $6.7 million. Cordia has appointed Michael Rosinus, Senior Advisor to Tricadia, to its board of directors. In connection with the offering, Cordia also agreed to nominate David Zlatin, Chief Operating Officer of Ramat Securities, Ltd., Cleveland, OH, to its board.

Sandler O’Neill + Partners, L.P. acted as sole placement agent and Kilpatrick Townsend & Stockton LLP served as legal counsel.

Certain elements of Cordia’s organic and strategic growth plans are subject to the approval of banking regulators.

About Cordia Bancorp and Bank of Virginia

Cordia Bancorp Inc. is a public bank holding company formed in 2009 to invest in community banks and pursue organic and strategic growth in the Mid-Atlantic banking market. Substantially all of the assets of Cordia consist of its investment in Bank of Virginia. Bank of Virginia provides retail banking services to individuals and commercial customers through four full-service and two ATM-only banking locations in the Greater Richmond market, including Chesterfield and Henrico Counties and Colonial Heights, Virginia.

For more information about Cordia Bancorp and Bank of Virginia, visit our websites: www.cordiabancorp.com and www.bankofva.com.

Important Information

Shareholders of Cordia are urged to read the proxy statement regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because these will contain important information. Shareholders of Cordia will be able to obtain a free copy of the proxy statement, other SEC filings that will be incorporated by reference into the proxy statement, as well as other filings containing information about Cordia at the SEC’s Internet site (http://www.sec.gov). Shareholders of Cordia will also be able to obtain these documents, free of charge, at www.bankofva.com.

Cordia and its directors and executive officers may be deemed to be participants in the solicitation of proxies for its shareholders in connection with the approvals sought for the transaction described herein. Information about the directors and executive officers of Cordia and their ownership of Cordia common stock is set forth in Cordia’s Registration Statement on Form S-4 (File No. 333-186087), as filed with the SEC.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

The information presented above may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the expected use of proceeds, the expected conversion rate, the proposed shareholder meeting and other statements identified by words such as “will,” “expect,” “may,” “believe,” “propose,” “anticipated,” and similar words.

Forward-looking statements, which are statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Cordia to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Cordia does not undertake to update any forward-looking statements.

All written or oral forward-looking statements attributable to Cordia are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in Cordia’s annual report on Form 10-K for the year ended December 31, 2013, and otherwise in its SEC reports and filings.